EXHIBIT    16 (ii)
                                                                   ---------

                   LBVIP Series Fund, Inc. - Income Portfolio
                         Standardized Yield Calculation
                               As of 31-Mar-90


Gross Income Earned During Base Period:                        Amount
--------------------------------------                     -------------
From Corporate Obligations:
     Computed on a yield to Maturity or
        Yield to Call Basis (Schedule 1)...................    $163,348

From Mortgage-Backed Obligations:
     Book Income for Past 30 Days (Schedule 2).............      27,178
     Gain/Loss on Paydowns (Schedule 3)....................         (15)

From Short-Term Securities:
     Book Income earned during base period (Schedule 4)....      18,290
                                                           -------------
Total Gross Income.........................................    $208,802
                                                           =============

Fund expenses accrued during base period (Schedule 4)......      $8,228
                                                          =============


Average daily number of shares outstanding
     during the base period (Schedule 5)...................   2,746,368
                                                           =============
Maximum public offering price per share
     on the last day of the base period....................       $9.09
                                                           =============


Standardized Yield.........................................        9.84%(a)
                                                           =============


Footnotes:
---------
(a)  Current yield is computed using the following formula:

                                                         6
                (Gross Income  -  Fund Expenses)
2                                                    +1       -1  X 100
         -------------------------------------------------

           (Average Daily shares x Maximum Offering Price)


     SCHEDULE 1

LBVIP Series Fund, Inc.  -  Income Portfolio      Standard Yield Calculation


INPUT AREA
======================================================================================================================
PORTFOLIO HOLDINGS AS OF 2/28/90 (ADJUSTED FOR UNSETTLED TRADES)
===============================================================
                                                                 MATURITY  VALUATION   ACCRUED    INT PAY  CALL   CALL
  ROW   CUSIP NO.     ISSUER             PAR   COUPON    PRICE     DATE      DATE      INTEREST     DATE   DATE   PRICE
------ ---------- ---------------      ------- -------- -------- --------- ----------- ---------  -------- ------ -----
    0  029717AD7  AMERICAN STD INC      750,000  12.875   94.250  06/30/2000 02/28/90    16,362    06/30/90
    1  066747AB2  BANQUE NATIONALE
                    DE PARIS            500,000   9.875  102.420  05/25/98   02/28/90    13,167    05/25/90
    2  125569BZ5  C I T GROUP HLDGS INC 500,000   8.875   98.128  06/15/96   02/28/90     9,368    06/15/90
    3  171196AK4  CHRYSLER CORP         500,000  12.000  100.375  11/15/2015 02/28/90    17,667    05/15/90
    4  173034FG9  CITICORP              500,000   8.700   98.140  10/15/94   02/28/90    16,192    04/15/90
    5  211177AC4  CONTINENTAL
                    CABLEVISION INC     300,000  12.875   99.125  11/01/2004 02/28/90    12,875    05/01/90
    6  26633JAA6  DURACELL HLDGS CORP   750,000           60.000  09/15/98   02/28/90              03/15/90
    7  277461AS8  EASTMAN KODAK CO      500,000   9.750   97.940  10/01/2004 02/28/90    20,854    04/01/90
    8  283681AF1  EL PASO FNDG          500,000  10.375   85.097  01/02/2011 02/28/90     8,502    07/02/90
    9  337358AJ4  FIRST ON CORP         750,000   9.450   96.232  06/15/99   02/28/90    14,963    06/15/90
   10  345397DY6  FORD MTR CR CORP      500,000   8.250   95.706  05/15/96   02/28/90    12,146    05/15/90
   11  347460AF4  FORT HOWARD CORP      500,000           45,250  11/01/2004 02/28/90              05/01/90
   12  370424CK7  GENERAL MTRS
                    ACCEP CORP          500,000   5.500   72.794  12/15/2001 02/28/90     5,806    06/15/90
   13  370442AD7  GENERAL MOTORS CORP   500,000   8.125   85.447  04/15/2016 02/28/90    15,347    04/15/90
   14  448814BT9  HYDRO-QUEBEC          500,000  16.625  112.876  01/15/92   02/28/90    10,622    07/15/90
   15  499040AD5  KNIGHT RIDDER INC     500,000   9.875  102.811  04/15/2009 02/28/90    18,653    04/15/90
   16  501044AT8  KROGER CO             500,000  13.125  101.750  01/15/2001 02/28/90     8,385    07/15/90
   17  590910AB1  MESA CAP CORP         500,000  13.500  100.000  05/01/99   02/28/90    22,500    05/01/90
   18  639054AB1  NATWEST CAP CORP      500,000   9.375   99.481  11/15/2003 02/28/90    13,802    05/15/90
   19  654624AC9  NIPPON TELEG
                    & TEL CORP        1,000,000   9.500  102.352  07/27/98   02/28/90     8,972    07/27/90
   20  674599AQ8  OCCIDENTAL PETE CORP  750,000   8.950   94.875  04/15/94   02/28/90    25,358    04/15/90
   21  690768AH9  OWENS ILLINOIS INC    750,000  12.250   93.000  06/01/96   02/28/90    22,969    06/01/90
   22  749275AA1  RBSG CAP CORP         500,000  10.125  104.384  03/01/2004 02/28/90    25,313    03/01/90
   23  761157AA4  RESOLUTION FDG CORP 1,000,000   8.125   92.816  10/15/2019 02/28/90    30,580    04/15/90
   24  81371FAA5  SECURED FINANCE DELS  500,000   9.050   96.058  12/15/2004 02/28/90     9,553    06/15/90
   25  83364WAA3  SOCIETE-GENERALE      500,000   9.875  103.010  07/15/2003 02/28/90     6,309    07/15/90
   26  880591BC5  TENNNESSEE VALLEY
                    AUTH                500,000   8.250   96.657  11/15/96   02/28/90    10,427    05/15/90
   27  880591BD3  TENNESSEE VALLEY
                    AUTH                400,000   8.625   93.013  11/15/2029 02/28/90     8,721    05/15/90
   28  882850AY6  TEXAS UTILS ELEC CO   500,000   9.875   95.880  11/01/2019 02/28/90    16,458    05/01/90
   29  912827XK3  UNITED STATES
                    TREAS NTS         1,100,000   9.375  103.875  04/15/96   02/28/90    38,814    04/15/90
   30  912827YG1  UNITED STATES
                    TREAS NOTE          250,000   7.750   97.437  02/15/95   02/28/90     4,751    08/15/90
   31  928869AA4  VONS COS INC          500,000           94.000  07/15/99   02/28/90              07/15/90
                                    ------------                                       -----------
                                     18,300,000                                         445,433
                                    ============                                       ===========

                                                SEE OUTPUT COLUMN(S) FOR FURTHER TOTALS

     SCHEDULE 1 (CONTINUED)

LBVIP Series Fund, Inc.  -  Income Portfolio     Standard Yield Calculation


OUTPUT
=====================================================================================================================
PORTFOLIO HOLDINGS AS OF 2/28/90 (ADJUSTED FOR UNSETTLED TRADES)
====================================================================
                                                         DAILY       MARKET VALUE                             GROSS
                                                         YIELD           AND                  NO. OF DAYS    INCOME
                                                        (360 DAY       ACCRUED        DAILY     IN BASE     FOR BASE
  ROW   CUSIP NO.     ISSUER                 YIELD        YEAR)         INCOME       INCOME     PERIOD       PERIOD
------ ---------- ----------------------- ----------- ------------- --------------- ---------- ----------  ----------
    0  029717AD7  AMERICAN STD INC          13.9024%   0.038618%        723,236.98    279.30       30        8,379.00
    1  066747AB2  BANQUE NATIONALE
                    DE PARIS                 9.4216%   0.026171%        525,268.67    137.47       30        4,124.10
    2  125569BZ5  C I T GROUP HLDGS INC      9.2478%   0.025688%        500,006.05    128.44       30        3,853.20
    3  171196AK4  CHRYSLER CORP             11.9296%   0.033138%        519,541.67    172.16       30        5,164.80
    4  173034FG9  CITICORP                   9.1851%   0.025514%        506,892.67    129.33       30        3,879.90
    5  211177AC4  CONTINENTAL
                    CABLEVISION INC         12.9790%    0.036053%       310,250.00    111.85       30        3,355.50
    6  26633JAA6  DURACELL HLDGS CORP       13.9915%    0.038865%       450,000.00    174.89       30        5,246.70
    7  277461AS8  EASTMAN KODAK CO           9.9915%    0.027754%       510,554.18    141.70       30        4,251.00
    8  283681AF1  EL PASO FNDG              12.3613%    0.034337%       433,986.24    149.02       30        4,470.60
    9  337358AJ4  FIRST ON CORP             10.0606%    0.027946%       736,704.00    205.88       30        6,176.40
   10  345397DY6  FORD MTR CR CORP           9.1465%    0.025407%       490,673.33    124.67       30        3,740.10
   11  347460AF4  FORT HOWARD CORP          15.7458%    0.043738%       226,250.00     98.96       30        2,968.80
   12  370424CK7  GENERAL MTRS
                    ACCEP CORP               9.3433%    0.025954%       369,773.06     95.97       30        2,879.10
   13  370442AD7  GENERAL MOTORS CORP        9.6489%    0.026802%       442,584.22    118.62       30        3,558.60
   14  448814BT9  HYDRO-QUEBEC               8.9234%    0.024787%       575,003.02    142.53       30        4,275.90
   15  499040AD5  KNIGHT RIDDER INC          9.5381%    0.026495%       532,708.78    141.14       30        4,234.20
   16  501044AT8  KROGER CO                 12.7913%    0.035531%       517,135.42    183.75       30        5,512.50
   17  590910AB1  MESA CAP CORP             13.4588%    0.037386%       522,500.00    195.34       30        5,860.20
   18  639054AB1  NATWEST CAP CORP           9.4260%    0.026183%       511,205.08    133.85       30        4,015.50
   19  654624AC9  NIPPON TELEG
                    & TEL CORP               9.0755%    0.025210%     1,032,496.22    260.29       30        7,808.70
   20  674599AQ8  OCCIDENTAL PETE CORP      10.4731%    0.029092%       736,920.83    214.39       30        6,431.70
   21  690768AH9  OWENS ILLINOIS INC        13.9106%    0.038640%       720,468.75    278.39       30        8,351.70
   22  749275AA1  RBSG CAP CORP              9.5398%    0.026499%       547,230.00    145.01       30        4,350.30
   23  761157AA4  RESOLUTION FDG CORP        8.8022%    0.024450%       958,736.36    234.42       30        7,032.60
   24  81371FAA5  SECURED FINANCE DELS       9.5365%    0.026490%       489,841.78    129.76       30        3,892.80
   25  83364WAA3  SOCIETE-GENERALE           9.4574%    0.026271%       521,360.53    136.96       30        4,108.80
   26  880591BC5  TENNNESSEE VALLEY
                    AUTH                     8.9698%    0.024916%       493,713.58    123.01       30        3,690.30
   27  880591BD3  TENNESSEE VALLEY
                    AUTH                     9.3168%    0.025880%       380,774.43     98.54       30        2,956.20
   28  882850AY6  TEXAS UTILS ELEC CO       10.3072%    0.028631%       495,857.83    141.97       30        4,259.10
   29  912827XK3  UNITED STATES
                    TREAS NTS                8.5285%    0.023690%     1,181,438.52    279.89       30        8,396.70
   30  912827YG1  UNITED STATES
                    TREAS NOTE               7.9812%    0.022170%       248,342.92     55.06       30        1,651.80
   31  928869AA4  VONS COS INC              13.0082%    0.036134%       470,000.00    169.83       30        5,094.90
                                                                                                       ----------------
                                                                                                           153,971.70
                                                                                                       ----------------


     SCHEDULE 2

LBVIP Series Fund, Inc.  -  Income Portfolio     Standard Yield Calculation


PURCHASES SETTLING IN MARCH
==============================
                                                       PURCHASE  MATURITY  SETTLEMENT   ACCRUED   INT PAY  CALL   CALL
  ROW   CUSIP NO.     ISSUER             PAR   COUPON    PRICE     DATE      DATE      INTEREST     DATE   DATE   PRICE
------ ---------- ---------------      ------- -------- -------- --------- ----------- ---------  -------- ------ -----
   42  459200AG6  INTERNATIONAL BUSINE  750,000   8.375   92.277  11/01/2019  03/05/90   21,635    05/01/90
   43  912827XW7  UNITED STATES TREASU  500,000   8.000   96.031    08/15/99  03/06/90    2,099    08/15/90
   44  928869AA4  VONS COS INC          250,000           94.000    07/15/99  03/06/90             07/15/90
   45  761157AA4  RESOLUTION FDG CORP   250,000   8.125   90.656  10/15/2019  03/14/90    8,371    04/15/90
   46  761157AA4  RESOLUTION FDG CORP   250,000   8.125   90.625  10/15/2019  03/14/90    8,371    04/15/90
   47  459200AG6  INTERNATIONAL BUSINE  250,000   8.375   91.172  11/01/2019  03/16/90    7,852    05/01/90
   48  880591BD3  TENNESSEE VALLEY AUT  350,000   8.625   90.438  11/15/2029  03/16/90    8,889    05/15/90
   49  161241AK0  CHARTER MED CORP      250,000  14.000   70.000  08/15/2000  03/23/90    3,694    08/15/90
   50  881685AN1  TEXACO CAP INC        500,000   9.750  101.263  03/15/2020  03/27/90    1,625    09/15/90
   51  369856AF6  GENERAL FOODS CORP    500,000   7.000   77.191  06/15/2011  03/29/90   10,111    06/15/90
   52  74955EAA7  RGS I & M FDG         500,000   9.810  100.689  12/07/2022  03/29/90    6,949    06/07/90
   53
   54
   55
   56

SALES SETTLING IN MARCH
=============================
                                                                 MATURITY  SETTLEMENT  ACCRUED    INT PAY  CALL   CALL
  ROW   CUSIP NO.     ISSUER             PAR   COUPON    PRICE     DATE      DATE      INTEREST     DATE   DATE   PRICE
------ ---------- -------------------- ------- -------- -------- --------- ----------- ---------  -------- ------ -----
   62  761157AA4  RESOLUTION FDG CORP   500,000   8.125   92.816  10/15/2019  03/05/90   22,712    04/15/90
   63  029717AD7  AMERICAN STD INC      250,000  12.875   94.250  06/30/2000  03/06/90   12,428    06/30/90
   64  761157AA4  RESOLUTION FDG CORP   500,000   8.125   92.816  10/15/2019  03/23/90   22,712    04/15/90

                                              SEE OUTPUT COLUMN(S) FOR FURTHER TOTALS

     SCHEDULE 2 (CONTINUED)

LBVIP Series Fund, Inc.  -  Income Portfolio      Standard Yield Calculation


PURCHASES SETTLING IN MARCH
=================================
                                                          DAILY      MARKET VALUE                              GROSS
                                                          YIELD           AND                  NO. OF DAYS    INCOME
                                                        (360 DAY       ACCRUED       DAILY      IN BASE      FOR BASE
  ROW   CUSIP NO.     ISSUER                 YIELD        YEAR)         INCOME       INCOME     PERIOD        PERIOD
------ ---------- ----------------------- ----------- ------------- --------------- ---------- ----------  -----------
   42  459200AG6  INTERNATIONAL BUSINE       9.1299%   0.025361%        713,712.92    181.00       26        4,706.00
   43  912827XW7  UNITED STATES TREASU       8.6277%   0.023966%        482,255.45    115.58       25        2,889.50
   44  928869AA4  VONS COS INC              13.0577%   0.036271%        235,000.00     85.24       25        2,131.00
   45  761157AA4  RESOLUTION FDG CORP        9.0348%   0.025097%        235,011.04     58.98       17        1,002.66
   46  761157AA4  RESOLUTION FDG CORP        9.0381%   0.025106%        234,933.04     58.98       17        1,002.66
   47  459200AG6  INTERNATIONAL BUSINE       9.2480%   0.025689%        235,781.56     60.57       15          908.55
   48  880591BD3  TENNESSEE VALLEY AUT       9.5964%   0.026657%        325,419.79     86.75       15        1,301.25
   49  161241AK0  CHARTER MED CORP          21.2327%   0.058980%        178,694.44    105.39        8          843.12
   50  881685AN1  TEXACO CAP INC             9.6193%   0.026720%        507,940.00    135.72        4          542.88
   51  369856AF6  GENERAL FOODS CORP         9.5172%   0.026437%        396,066.11    104.71        2          209.42
   52  74955EAA7  RGS I & M FDG              9.9049%   0.027514%        510,393.75    140.43        2          280.86
   53
   54
   55
   56
                                                                                                         --------------
                                                                                                            15,817.90
                                                                                                         --------------

SALES SETTLING IN MARCH
=================================
                                                         DAILY       MARKET VALUE                             GROSS
                                                         YIELD           AND                  NO. OF DAYS    INCOME
                                                        (360 DAY       ACCRUED       DAILY      IN BASE     FOR BASE
  ROW   CUSIP NO.     ISSUER                 YIELD        YEAR)         INCOME       INCOME     PERIOD       PERIOD
------ ---------- ----------------------- ----------- ------------- --------------- ---------- ----------  -----------
   62  761157AA4  RESOLUTION FDG CORP        8.8022%   0.024450%        486,790.06    119.02      -26       (3,094.52)
   63  029717AD7  AMERICAN STD INC          13.9024%   0.038618%        248,052.95     95.79      -25       (2,394.75)
   64  761157AA4  RESOLUTION FDG CORP        8.8022%   0.024450%        486,790.06    119.02       -8         (952.16)
                                                                                                       ---------------
                                                                                                            (6,441.43)
                                                                                                       ---------------

                                             Total Gross Income Earned from Corporate Obligations
                                             Computed on a Yield to Maturity or Yield to Call Basis...      163,348.17
                                                                                                       ===============

Schedule 1  -  LBVIP Series Fund  -  Income Portfolio

FOOTNOTES:
----------

The purpose of schedule 1 is to show how yield is computed for securities held throughout the 30 day base period as well as for securities that were acquired or disposed of during the base period.

Page 1 of Schedule 1 summarizes the Fund's portfolio position and market values as of the last business day of the previous bas period. Based on this information, a yield is calculated for each security by equating its future discounted cash flows to its current market value (including accrued income). For those securities that are currently expected to be called prior to maturity, a yield is calculated to an earlier call date. Once a yield is calculated, gross income for the base period for each security is arrived at by dividing yield by 360, the resulting quotient is multiplied by the security's market value (including accrued income), and then multiplied by 30.

Part 2 of schedule 1 summarizes securities that were acquired or disposed of during the base period.

For securities acquired during the base period, yield is calculated assuming purchase price plus accrued income. Gross income for the period is based on the holding period from settlement date to the end of the base period.

For securities that are disposed of during the base period, a reduction to gross income is made to reflect the actual holding period. This reduction is necessary to avoid overstating gross income since gross income for these securities shown on page 1 assumed they were held for the entire base period.

SCHEDULE 2 - SCHEDULE OF BOOK INCOME ON MORTGAGE-BACKED SECURITIES FOR
             MARCH, 1990
                                                                 BOOK INCOME
                                                                   EARNED
  CUSIP                                               MATURITY     DURING
   NO.           ISSUER             PAR      COUPON     DATE       MARCH
--------- -------------------    ---------- --------- ---------- -----------
36219KX76  GNMA POOL # 251902    489338.94      10     20191115     4,078
362195Q36  GNMA POOL # 267874    508179.54      10     20180215     4,235
                                                                 -----------
SUBTOTAL FOR GNMA MORTAGE-BACKED SECURITIES......................   8,313
                                                                 -----------

31354CSV3  FED HM
             LN PC   # 545932    1744282.8     8.5     20200201    12,355
                                                                        0
                                                                 -----------
SUBTOTAL FOR FHLMC MORTGAGE-BACKED SECURITIES....................  12,355
                                                                 -----------
SUBTOTAL FOR FHLMC & GNMA SECURITIES.............................  20,668
                                                                 -----------

063844AA2  BANK NEW ENGLAND        882720     8.85     19941215     6,510
                                                                 -----------
TOTAL BOOK INCOME FROM MORTGAGE-BACKED
SECURITIES FOR MARCH, 1990.......................................  27,178
                                                                 -----------
                                                                 -----------

SCHEDULE 3                    Gain/Loss from Paydowns on Mortgage-backed Securities

                                     LBVIP SERIES FUND  -  INCOME PORTFOLIO
                                     PORTFOLIO SECURITY TRANSACTION JOURNAL
                                            03/01/90  -  03/31/90

      TRAN                                                              ENTRY   TRADE   SETTLE
TERM  CODE   PAR VALUE    NAME                                           DATE    DATE    DATE       PRICE
---- -----  ----------- --------                                        -----   ------  --------   --------
L-T   SALE       717      FED HM LN PC # 54593     8.500000%   20200201  900327  900301  900415     100.000
      SALE       206      GNMA POOL # 251902      10.000000%   20191115  900319  900301  900315     100.000
      SALE     2,097      GNMA POOL # 267874      10.000000%   20180215  900319  900301  900315     100.000

*TOTAL
 TERM L-T
               3,019
*TOTAL
 TRANSACTION
 SALE
               3,019


TOTAL          3,019


SCHEDULE 3 (CONTINUED)          Gain/Loss from Paydowns on Mortgage-backed Securities

                                     LBVIP SERIES FUND  -  INCOME PORTFOLIO
                                     PORTFOLIO SECURITY TRANSACTION JOURNAL
                                            03/01/90  -  03/31/90

     TRAN                        TOTAL                 IDENTIFIED     S-T          L-T
TERM CODE  NAME                 PROCEEDS     INTEREST     COST     GAINS/LOSS   GAINS/LOSS  BROKER
---- ----- ----   --------      --------     --------  ----------  ----------   ----------  ------
L-T  SALE  FED HM LN PC # 54593  13,077.62   12360.42     669.91      47.29        .00     PRINCIPAL PAYMENTS-MTG BACK
     SALE  GNMA POOL # 251902     4,285.08    4079.54     211.03      -5.49        .00     PRINCIPAL PAYMENTS-MTG BACK
     SALE  GNMA POOL # 267874     6,348.97    4252.30   2,153.02     -56.35        .00     PRINCIPAL PAYMENTS-MTG BACK

*TOTAL TERM L-T
                                 23,711.67   20692.26   3,033.96     -14.55        .00
*TOTAL TRANSACTION SALE
                                 23,711.67   20692.26   3,033.96     -14.55        .00


TOTAL                            23,711.67   20692.26   3,033.96     -14.55        .00
                                                                   ----------
                                                                   ----------

                           SCHEDULE 4

                                      LBVIP INCOME PORTFOLIO
                                BOOK INCOME AND EXPENSES BY MONTH
                               FOR FISCAL YEAR ENDING      12/31/90

                         MONTHLY INCOME
                   ----------------------------
                                                   AMORT.       AMORT.                     TOTAL
               L-T          S-T        DIVIDEND      OF           OF        OTHER          GROSS
  MONTH      INTEREST     INTEREST      INCOME    DISCOUNT     PREMIUM     INCOME         INCOME
---------- ------------ ------------ ----------- ---------- ------------ ------------ --------------
  JAN-90     142,662        13,529           0        8,130       3,604        1,469        162,186

  FEB-90     156,862        17,028           0       21,698       4,185          677        192,080

  MAR-90     166,561        18,290           0       16,575       4,452          335        197,310
                        ------------
                        ------------
  APR-90           0             0           0            0           0            0              0

  MAY-90           0             0           0            0           0            0              0

  JUN-90           0             0           0            0           0            0              0

  JUL-90           0             0           0            0           0            0              0

  AUG-90           0             0           0            0           0            0              0

  SEP-90           0             0           0            0           0            0              0

  OCT-90           0             0           0            0           0            0              0

  NOV-90           0             0           0            0           0            0              0

  DEC-90           0             0           0            0           0            0              0
---------- ------------- ------------ ----------- ----------- ------------ ----------- --------------
(Y-T-D)
TOTALS       466,085        48,847           0       46,403      12,240        2,481        551,576
---------- ------------  ------------ ---------- ----------- ------------- ----------- --------------
---------- ------------  ------------ ---------- ----------- ------------- ----------- --------------

                           SCHEDULE 4 (CONTINUED)

                                      LBVIP INCOME PORTFOLIO
                                BOOK INCOME AND EXPENSES BY MONTH
                               FOR FISCAL YEAR ENDING      12/31/90

                           MONTHLY EXPENSES
                     ----------------------------
            ADVISORY             NET                  OTHER         TOTAL        TOTAL NET
               FEE      FEE    ADVISORY              ACCRUED         NET        INVESTMENT
  MONTH      EXPENSE   WAIVER    FEE      TAXES      EXPENSES      EXPENSES       INCOME
---------- ---------- -------- -------- ---------  ------------ ------------- ----------------
  JAN-90        7,108        0     7,108       0             0         7,108        155,078

  FEB-90        7,053        0     7,053       0             0         7,053        185,027

  MAR-90        8,228        0     8,228       0             0         8,228        189,082
                                                                     ---------
                                                                     ---------
  APR-90            0        0         0       0             0             0              0

  MAY-90            0        0         0       0             0             0              0

  JUN-90            0        0         0       0             0             0              0

  JUL-90            0        0         0       0             0             0              0

  AUG-90            0        0         0       0             0             0              0

  SEP-90            0        0         0       0             0             0              0

  OCT-90            0        0         0       0             0             0              0

  NOV-90            0        0         0       0             0             0              0

  DEC-90            0        0         0       0             0             0              0
---------- ------------ ------- --------- --------  ------------- ------------- ------------
(Y-T-D)
TOTALS         22,389        0    22,389       0             0        22,389        529,187
--------   ------------ ------- --------- --------  ------------- ------------- ------------
--------   ------------ ------- --------- --------  ------------- ------------- ------------

        SCHEDULE 5  -  Average Daily Number of Shares Outstanding


LBVIP  -  INCOME PORTFOLIO (MARCH 1990)
----------------------------------------------------------------
                             DAILY                CUMULATIVE
                              O/S                    O/S
  DATE      DAY              SHARES                 SHARES
----------------------------------------------------------------
----------------------------------------------------------------
 MAR   1    THU            2,621,286               2,621,286
       2    FRI            2,629,286               5,250,572
       3    SAT            2,632,578               7,883,150
       4    SUN            2,632,578              10,515,728
       5    MON            2,632,578              13,148,306
       6    TUE            2,635,516              15,783,822
       7    WED            2,662,029              18,445,851
       8    THU            2,662,923              21,108,774
       9    FRI            2,661,054              23,769,828
      10    SAT            2,667,940              26,437,768
      11    SUN            2,667,940              29,105,708
      12    MON            2,667,940              31,773,648
      13    TUE            2,670,317              34,443,965
      14    WED            2,728,291              37,172,256
      15    THU            2,751,763              39,924,019
      16    FRI            2,770,432              42,694,451
      17    SAT            2,773,802              45,468,253
      18    SUN            2,773,802              48,242,055
      19    MON            2,773,802              51,015,857
      20    TUE            2,775,570              53,791,427
      21    WED            2,791,250              56,582,677
      22    THU            2,815,620              59,398,297
      23    FRI            2,823,228              62,221,525
      24    SAT            2,828,633              65,050,158
      25    SUN            2,828,633              67,878,791
      26    MON            2,828,633              70,707,424
      27    TUE            2,834,143              73,541,567
      28    WED            2,875,104              76,416,671
      29    THU            2,880,448              79,297,119
      30    FRI            2,918,656              82,215,775
 MAR  31    SAT            2,921,618              85,137,393

AVERAGE OUTSTANDING        2,746,368
                           ---------
                           ---------



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